UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on December 20, 2016 (the "Original 8-K") by Barrett Business Services, Inc. (the "Company"). The Original 8-K reported, among other things, the appointment of Vincent P. Price to the Company's Board of Directors (the "Board"). At the time of filing the Original 8-K, the Board had not made any determinations regarding Board committee assignments for Mr. Price. Information regarding recent Board action regarding Mr. Price’s committee assignments and compensation and entry into a standard director indemnification agreement is set forth in Item 5.02 below. No other disclosure in the Original 8-K is amended by this Amendment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 15, 2016, the board of directors (the "Board") of Barrett Business Services, Inc. (the "Company"), approved an increase in the number of positions on the Board from seven to eight and appointed Vincent P. Price to fill the vacancy resulting from the increase, effective January 1, 2017, to serve until the Company's 2017 annual meeting of stockholders, at which time he is expected to stand for re-election.

On January 6, 2017, the Board appointed Mr. Price to serve on the Board's Nominating and Governance Committee, having determined that he satisfies all applicable requirements to serve on such committee and that he is independent as defined in Nasdaq Rule 5605(a)(2). The Board also appointed Mr. Price as a member of a newly-created Risk Management Committee. This committee will oversee and evaluate the effectiveness of measures taken to manage risks facing the Company in various corporate areas, including insurance, investments, and information technology.

Mr. Price will be compensated for his services as a director consistent with the Company's standard practices for non-employee directors. The current applicable standard arrangements provide for payment of an annual cash retainer for service as a director of $50,000, as well as annual cash retainers for service as a committee member of $5,000 for the Risk Management Committee and $3,750 for the Nominating and Governance Committee. The current non-employee director compensation program also calls for an annual award of restricted stock units ("RSUs") with a value of $50,000 on the grant date. Each RSU represents a contingent right to receive one share of the Company’s Common Stock. The RSUs vest in four equal annual installments beginning one year following the grant date. The Company has also entered into an indemnification agreement with Mr. Price on the same terms as with the Company’s other outside directors.

Mr. Price joined Cambia Health Solutions, a company headquartered in Portland, Oregon, and dedicated to transforming health care by creating a person-focused and economically sustainable system through health insurance plans and related products and services, in 2009 and currently serves as its executive vice president and chief financial officer. He previously spent 15 years as a senior finance executive with Intel Corporation, a leader in the design and manufacturing of advanced integrated digital technology platforms, followed by seven years as a consultant to start-up companies.

There are no transactions in which Mr. Price has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. Other than the compensation arrangements described above, there is no arrangement or understanding between Mr. Price and any other persons or entities pursuant to which Mr. Price was appointed as a director of the Company.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: January 12, 2017	By:	/s/ Gary Edwards Kramer, Jr.
Gary Edwards Kramer, Jr.
Vice President - Finance, Treasurer and Secretary

3